UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               Amendment No. 4 to
                                   FORM S-1/A
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 Big Clix Corp.
                                 --------------
             (Exact name of registrant as specified in its charter)

                                    Florida
                                   ----------
         (State or other jurisdiction of incorporation or organization)

                                      7372
                                      ----
            (Primary Standard Industrial Classification Code Number)

                                   27-2880472
                                   ----------
                    (I.R.S. Employer Identification Number)

                                  PATRICK YORE
                      12D School Street, Fairfax, CA 94930
                                  415-259-0725
                      ------------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 As soon as practicable after the effective date of this registration statement
 ------------------------------------------------------------------------------
       (Approximate date of commencement of proposed sale to the public)

This is the initial public offering of the Company's common stock.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)

                         CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed         Proposed
  Class of         Amount         Maximum           Maximum          Amount of
Securities to      to be       Offering Price      Aggregate        Registration
be Registered    Registered      Per Unit(1)     Offering Price        Fee(2)
-------------    ----------    --------------    --------------     ----------
Common Stock
by Company       3,000,000          $0.01            $30,000            $2.14

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(o).

(3) The Company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 1,500,000 shares sold and the gross proceeds will be $15,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                 Big Clix Corp.

                        3,000,000 SHARES OF COMMON STOCK

                                $0.01 PER SHARE

This registration statement constitutes the initial public offering of Big Clix Corp. ("the Company", "us", or "Big Clix") common stock. Big Clix is registering 3,000,000 shares of common stock at an offering price of $0.01 per share for a total amount of $30,000. The Company will sell the securities in $500 increments. There are no underwritings or broker dealers involved with the offering.

The Company's sole officer and director, Mr. Patrick Yore, will be responsible to market and sell these securities. The Company will offer the securities on a best efforts basis and there will be no minimum amount required to close the transaction.

Currently, Mr. Yore owns 100% of the Company's common stock. After the offering, Mr. Yore will retain a sufficient number of shares to continue to control the operations of the Company.

The offering will conclude at the earlier of (1) when all 3,000,000 shares of common stock have been sold or (2) 90 days after the registration statement is declared effective. If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $5,000.

The offering price of $0.01 per share may not reflect the market price of the shares after the offering.

The proceeds from the sale of the securities will be placed directly into the Company's account and there will not be an escrow account. Since there is no escrow account, any investor who purchases shares will have no assurance that any monies besides themselves will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering.

There has been no public trading market for the common stock of Big Clix.

The Company is not a blank check company and we have no plans or intentions to be acquired or merge with an operating company. We also have no plans to change our management nor enter into change of control or similar transaction. Mr. Patrick Yore, our sole officer and director, has no plans to enter into a change of control or similar transaction or to change management. Also, no one from our management has been previously involved in the management or ownership of a development stage company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or has generated no or minimal revenues to date.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this prospectus is November __, 2010

                               TABLE OF CONTENTS

                                                                        Page No.
Part I
------

SUMMARY OF OUR OFFERING.................................................       3
SUMMARY OF FINANCIAL DATA...............................................       5
DESCRIPTION OF PROPERTY.................................................       5
RISK FACTORS............................................................       5
USE OF PROCEEDS.........................................................      15
DETERMINATION OF OFFERING PRICE.........................................      16
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES...........................      16
THE OFFERING BY THE COMPANY.............................................      16
PLAN OF DISTRIBUTION....................................................      17
LEGAL PROCEEDINGS.......................................................      19
BUSINESS................................................................      19
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............      25
LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL..................      25
CODE OF BUSINESS CONDUCT AND ETHICS.....................................      29
BACKGROUND OF OFFICERS AND DIRECTORS....................................      30
EXECUTIVE COMPENSATION..................................................      30
PRINCIPAL STOCKHOLDERS..................................................      32
DESCRIPTION OF SECURITIES...............................................      32
REPORTING...............................................................      33
STOCK TRANSFER AGENT....................................................      33
STOCK OPTION PLAN.......................................................      34
LITIGATION..............................................................      34
LEGAL MATTERS...........................................................      34
EXPERTS.................................................................      34
FINANCIAL STATEMENTS....................................................     F-1

Part II
-------

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION ...................    II-1
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS .....................    II-1
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES .......................    II-2
ITEM 16. EXHIBITS ......................................................    II-2
ITEM 17. UNDERTAKINGS ..................................................    II-3
SIGNATURES .............................................................    II-5

                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            SUMMARY OF OUR OFFERING

Big Clix Corp. has 12,000,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Big Clix will receive all proceeds from the sale of the common stock.

          3,000,000 shares of common stock are offered by the company.

Offering price per share by the         The price the company sells the shares
company                                 of common stock is set at $0.01.

Sale Amounts                            The Company will sell the securities in
                                        $500 increments.

Number of shares outstanding before     12,000,000 common shares are currently
the offering of common shares           issued and outstanding.

Number of shares outstanding after      15,000,000 common shares will be issued
the offering of common shares           and outstanding after this offering is
                                        completed if all shares are sold. If the offering is not fully subscribed, less than 15,000,000 will be outstanding after the offering. For example, if the Company sells 50% of the total offering, the Company will sell 1.5 million shares and there will be 13.5 million shares outstanding after the offering under these circumstances.

The minimum number of shares to be
sold in this offering                   None.

Market for the common shares            There is no public market for the common
                                        shares. The shares are being offered at
                                        $0.01 per share. Big Clix may not be
                                        able to meet the requirement for a
                                        public listing or quotation of its
                                        common stock. Further, even if Big Clix
                                        common stock is quoted or granted
                                        listing, a market for the common shares
                                        may not develop. If a market develops,
                                        the price of the shares in the market
                                        may not be greater than or equal to the
                                        price in this offering.

Use of proceeds                         The Company intends to use the proceeds
                                        this offering to develop and complete
                                        the business and marketing plan, and for other general corporate and working capital purposes. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at
                                        $5,000, are being paid for by Big Clix
                                        The net proceeds will be the gross
                                        proceeds from the offering less the
                                        expenses of $5,000. Therefore, if
                                        all shares are sold in the offering, the net proceeds will be $25,000 ($30,000
                                        Gross proceeds - $5,000 expenses). If
                                        all shares are not sold, the gross
                                        proceeds will be less and may not cover
                                        the expenses of the offering. For
                                        example, if the Company sells 50% of the securities, the Net Proceeds will be $10,000 ($15,000 gross proceeds - $5,000 expenses) after the offering under these circumstances.

Termination of the offering             The offering will conclude at the
                                        earlier of when all 3,000,000 shares of
                                        common stock have been sold or 90 days
                                        after this registration statement is
                                        declared effective by the Securities and Exchange Commission.

Terms of the offering                   The Company's president and sole
                                        director will sell the common stock upon effectiveness of this registration statement.

Risk Factors                            You should read the "Risk Factors"
                                        section beginning on page 5 and consider these factors carefully before deciding to invest in shares of our common stock.

The proceeds of this offering are not sufficient to complete our business plan. Even if the maximum number of shares offered are sold in this offering, we will require approximately an additional $125,000 to complete our business plan and generate revenues and we have no commitments for the funding necessary to complete our business plan.

You should rely only upon the information contained in this prospectus. Big Clix has not authorized anyone to provide you with information different from that which is contained in this prospectus. Big Clix is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by Big Clix. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

                       SUMMARY INFORMATION ABOUT BIG CLIX

Big Clix Corp. is a development stage company and was incorporated in Florida on June 18, 2010, Big Clix intends to develop software and systems to create, target, deliver and measure effectiveness of dynamic mobile advertising across the entire campaign lifecycle. Big Clix will also provide start to finish mobile advertising campaign development services.

The Big Clix plans to develop a unified, streamlined system to combine and coordinate all aspects of administering a mobile advertising campaign. The company believes that this type of system will be new to the nascent and utterly fragmented mobile advertising space. There is a large void available for a platform to create, target, deliver and provide analytics for rich media mobile ads that engage and move consumers to action. The Company believes that the Big

Clix system will improve campaign performance and return on investment by constant analysis and quantification of all aspects of the information flow in real time.

Our business and registered office is located at 12D School Street, Fairfax, CA 94930. Our contact number is 415-259-0725.

As of June 30, 2010, Big Clix has $8,000 of cash on hand in the corporate bank account. The Company currently has incurred liabilities of $4,400. The Company anticipates incurring costs associated with this offering totaling approximately $5,000. As of the date of this prospectus, we have not generated any revenue from our business operations. The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read together with our financial statements and the related notes and "Management's Discussion and Analysis or Plan of Operation" appearing elsewhere in this prospectus. The summary financial data is not intended to replace our financial statements and the related notes. Our historical results are not necessarily indication of the results to be expected for any future period.

         BALANCE SHEET                         AS OF JUNE 30, 2010
         -------------                         --------------------
Total Assets                                         $   8,000
Total Liabilities                                    $   4,400
Shareholder's Equity                                 $   3,600

         OPERATING DATA               JUNE 18, 2010 THROUGH JUNE 30, 2010
         --------------               -----------------------------------
Revenue                                              $       0
Net Loss                                             $   4,400
Net Loss Per Share *                                 $       0

* Diluted loss per share is identical to basic loss per share as the Company has no potentially dilutive securities outstanding.

As indicated in the financial statements accompanying this prospectus, Big Clix has had no revenue to date and has incurred only losses since inception. The Company has had no operations and has been issued a "going concern" opinion from their auditors, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                            DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 12D School Street, Fairfax, CA 94930. The business office is located at the office of Patrick Yore, the sole officer and director of the company at no charge.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed.

The Company considers the following to be the material risks for an investor regarding this offering. Big Clix should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of your entire investment. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO THIS OFFERING
------------------------------

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK AND NOT BE ABLE TO TURN YOUR INVESTMENT INTO CASH

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN OUR COMPANY WILL RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The offering price of $0.01 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. Big Clix's assets do not substantiate a share price of $0.01. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

THERE IS NO MINIMUM AMOUNT REQUIRED TO BE RAISED IN THIS OFFERING, AND IF WE CANNOT GENERATE SUFFICIENT FUNDS FROM THIS OFFERING, THE BUSINESS WILL FAIL.

There is not a minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, the proceeds of this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations, cash needs, and to achieve our objectives, could be adversely affected if the entire offering of Shares is not fully subscribed for.

BECAUSE THE COMPANY HAS 300,000,000 AUTHORIZED SHARES, MANAGEMENT PLANS TO ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHAREHOLDERS' EQUITY

The Company has 300,000,000 authorized shares, of which only 12,000,000 are currently issued and outstanding and an up to a maximum amount of 15,000,000 will be issued and outstanding after this offering terminates if the full offering is subscribed. In addition, the Company will need to raise additional capital to fund the product platform development efforts of at least $100,000. This additional capital raise will further dilute the shareholders. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE FEWER WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THIS COMPANY

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business. Therefore, the only way to liquidate your investment is to sell your stock.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business objectives of the Company are also speculative, and it is possible that we would be unable to accomplish them. The Company's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, THEY WILL LOSE THE ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR OUR SHARES, THEY MAY BE EXTREMELY ILLIQUID AND YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTCBB). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company's stock. Despite the Company's efforts, it may not be able to attract any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE NOT FOLLOWED, YOU WILL NOT BE ABLE TO SELL YOUR SHARES AND YOU MAY LOOSE YOUR INVESTMENT

State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares.

Accordingly, even if we are successful in having the Shares available for quoting on the OTCBB, investors should consider any secondary market for the Company's securities to be limited. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption". This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD ADVERSELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES CREATING A POTENTIAL LOSS OF INVESTMENT

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FEEL THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company's sole officer and director, Mr. Patrick Yore, owns 100% of the outstanding shares and will own no less than 80% after this offering is completed. For example, if 50% of the offering is sold, Mr. Yore will retain 89% of the shares outstanding. As a result, he will maintain control of the Company and be able to choose all of our directors. His interests may differ from those of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS
-----------------------------------------------------------------
AUDITOR'S GOING CONCERN
-----------------------

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF BIGCLIX, INC. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report for the period ending June 30, 2010 and dated July 22, 2010; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. The proceeds from this offering will not be sufficient to complete our business plan and start generating revenues. Even if all the shares are sold in this offering, we will require an additional $125,000 to complete our business plan and start generating revenues. Additionally, we do not have any commitments for the funding necessary to complete our business plan and to start generating revenues.

Because our sole officer may be unwilling or unable to loan or advance any additional capital to Big Clix, Inc. we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the June 30, 2010 Audited Financial Statements - Auditors' Report". Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small with very little working capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

SINCE BIG CLIX ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO GENERATING REVENUE, IT MAY NEVER ACHIEVE PROFITABILITY AND IF THE COMPANY CAN NOT ACHIEVE PROFITABILITY OR RAISE ADDITIONAL CAPITAL, IT MAY FAIL RESULTING IN A COMPLETE LOSS OF YOUR INVESTMENT

The Company anticipates an increase in its operating expenses, without realizing any revenues from the sale of its products. Over the next 12 months, the Company will have operating costs of at least $150,000. The Company will have $25,000 related to (i) the development of marketing plan, (ii) products, (iii) administrative expenses and (iv) the completion of the business plan. These tasks are expected to be completed in two to three months after this offering. Upon completion, the Company anticipates that there will be $125,000 in additional costs for product development and is expected to take six to nine months to complete after the business plan is completed.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning sufficient revenue once we have started our sale activities, we may require additional financing to sustain our business operations. Over the next 12 months, we anticipate needing at least $150,000 to complete the business plan, development of products and other operating expenses. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including the Company's sales results. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

RISKS RELATED TO INVESTING IN OUR COMPANY
-----------------------------------------

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR TERMINATION OF OUR OPERATIONS AND INVESTORS MAY LOOSE THEIR ENTIRE INVESTMENT

We were incorporated on June 18, 2010 and we have not realized any revenues to date. We are an early entry stage company in a very competitive mobile services market. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business and you will lose your entire investment.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH MAY IMPACT THE COMPANY AND THE VALUE OF THE INVESTMENT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Currently, we don't have a product or prototype. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; and after we create a commercial product, the factors include: the level of commercial acceptance by the ecommerce businesses of our products; fluctuations in the demand for our product and capital expenditures relating to expansion of our future business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a materially adverse effect on our business, financial condition and operating results.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Patrick Yore, our sole officer and director, has other business interests and currently devotes approximately 30 hours per week to our operations. He is currently runs BrainBlaze, a web consulting company serving clients primarily in California. Our operations may be sporadic and occur at times which are not convenient to Mr. Yore, which may result in periodic interruptions or suspensions of our business plan.

Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS. IF THE COMPANY CEASES OPERATIONS, YOU WILL LOOSE YOUR INVESTMENT

Because the Company is entirely dependent on the efforts of its sole officer and director, his departure could have a materially adverse effect on the business. He has other outside business activities and is devoting only approximately 25-30 hours per week to our operations. His expertise in the advertising and internet industries as well as his technical expertise are critical to the success of the business. The loss of this resource would have a significant impact on our business. The Company does not maintain key person life insurance on its sole officer and director.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS RESULTING IN UP TO A COMPLETE LOSS OF YOUR INVESTMENT.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be used primarily to pay the claims of the Company's creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized, if any, after the settlement of claims.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY
--------------------------------------------------

THE MOBILE ADVERTISING MARKET IS AN EMERGING MARKET AND HIRING QUALIFIED RESOURCES ARE DIFFICULT TO ACCOMPLISH. IF WE CAN NOT RETAIN QUALIFIED RESOURCES AND ATTRACT CUSTOMERS, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

The Company expects that its results of operations may also fluctuate significantly in the future due to the availability and retention of motivated and qualified personnel. The Company needs these qualified resources to attract and retain customers. If we are not successful hiring and managing these resources our business will fail, which could result in a complete loss of your investment.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE. IF WE CAN NOT GAIN MARKET ACCEPTANCE, WE WILL NOT BE ABLE TO ATTRACT CUSTOMERS AND GENERATE REVENUE AND OUR BUSINESS WILL FAIL.

Big Clix's growth strategy is substantially dependent upon its ability to market its products successfully to both bick-and-mortar and ecommerce businesses. However, there is always the possibility that the Company will not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. In addition, there is no guarantee that any acceptance by a client will remain a client. Failure of the Company's products to achieve or sustain market acceptance will have a materially adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY SUCCESSFULLY IS CRITICAL TO THE BUSINESS SUCCESS. IF THE MANAGEMENT FAILS TO IMPLEMENT THE BUSINESS STRATEGY, THE COMPANY WILL FAIL AND INVESTORS WILL LOOSE THEIR INVESTMENT

Although the Company intends to pursue a strategy of marketing its product online, our business success depends on a number of factors. These include: our ability to establish a significant customer base and maintain favorable relationships with customers and partners in the mobile advertising industry; obtain adequate business financing on favorable terms in order to buy all the necessary software and processing systems; development and maintenance of appropriate operating procedures, policies and systems; hire, train and retain skilled employees. The inability of the Company to manage any or all of these factors could impair its ability to implement its business strategy successfully, which could have a materially adverse effect on the results of its operations and its financial condition.

BIGCLIX MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH. IF THE COMPANY CAN NOT SUCCESSFULLY MANAGE THE GROWTH, THE COMPANY MAY RUN OUT OF MONEY AND FAIL.

Any extraordinary growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a materially adverse effect on the Company's financial condition or the results of its operations.

RISKS RELATED TO INVESTING IN OUR BUSINESS
------------------------------------------

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COSTS WHICH WILL IMPACT PROFITABILITY AND MAY CAUSE US TO CEASE OPERATIONS IF WE RUN OUT OF CAPITAL

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in the Company structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

GOVERNMENT REGULATIONS PROHIBIT SENDING UNWANTED MESSAGES TO MOBILE USERS WITHOUT PRIOR PERMISSION. THE COMPANY IS SUBJECT TO THESE REGULATIONS AND ANY FUTURE CHANGES COULD IMPACT OUR BUSINESS.

The Company will provide campaign management services to future customers. These campaigns will send message to mobile users which must comply with government regulations and the FCC. The Company requires users to "opt-in" for permission to send the messages. The Company must comply with these and future government regulations. We must comply with these regulations and future changes may impact our business.

THE COMPANY WILL USE PART TIME RESOURCES TO COMPLETE THE DEVELOPMENT OF THE PRODUCT PLATFORM. THE COMPANY HAS NO ASSURANCES THAT THESE RESOURCES WILL BE AVAILABLE OR WILL COMPLETE THE PLATFORM DEVELOPMENT. WITHOUT THESE RESOURCES THE COMPANY WILL NOT BE ABLE TO CREATE A PRODUCT.

The Company plans to use part time resources to develop the product platform to conserve cash resources. These part time resources are not under contract or obligated to complete the platform development. If the resources do not complete the product development, the Company will not have a product platform to generate revenues.

GENERAL COMPETITION

The Company has identified a market opportunity for our products. The mobile advertising market is very competitive and aggressive on pricing and service. Competitors already exist in this sector with superior products, services, financial resources, conditions and/or benefits. This will infringe on our future customer base, lengthen our sales cycle, increase marketing costs, which in turn will have an adverse affect upon our business and the results of our operations.

COMPETITION MAY DECREASE OUR MARKET SHARE, REVENUES, AND GROSS MARGINS.

Big Clix has decided to sell brick-and-mortar and ecommerce businesses. These businesses are cross industry and cross region (all in US). The market is very competitive. These competitors have substantially more capital, longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These competitors may also adopt more aggressive pricing policies and establish more comprehensive marketing and advertising campaigns than we can. Our competitors may develop products and service offerings that we do not offer or that are more sophisticated or more cost effective than our own. For these and other reasons, our competitors' products and services may achieve greater acceptance in the marketplace than our own, limiting our ability to gain market share and customer loyalty and to generate sufficient revenues to achieve a profitable level of operations. Our failure to adequately address any of the above factors could harm our business and operating results.

IF, AFTER DEMONSTRATING PROOF-OF-CONCEPT, WE ARE UNABLE TO ESTABLISH RELATIONSHIPS WITH BUSINESS AND CHANNEL PARTNERS AND/OR CUSTOMERS, THE BUSINESS WILL FAIL.

Because there may be a substantial delay between the completion of this offering and the execution of the business plan, our expenses may be increased and it may take us longer to attract customers and generate revenues. We have no way to predict when we will begin delivering our products. In addition, it takes time, money, and resources to build relationships with customers and partners. If these efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and the business will fail.

THE COMPANY MAY RETAIN INDEPENDENT RESOURCES OR CONSULTANTS DUE TO CAPITAL CONSTRAINTS TO HELP GROW THE BUSINESS. IF THESE RESOURCES DO NOT PERFORM, THE COMPANY MAY HAVE TO CEASE OPERATIONS AND YOU MAY LOOSE YOUR INVESTMENT

The company's management may decide due to economic reasons to retain independent contractors to provide services to the company. Those independent individuals and organizations have no fiduciary duty to the shareholders of the company and may not perform as expected.

AVERAGE SELLING PRICES OF OUR PRODUCTS AND SERVICES MAY DECREASE, WHICH MAY HARM OUR GROSS MARGINS.

The average selling prices of our products and services may be lower than expected as a result of competitive pricing pressures and promotional programs. We expect to experience pricing pressure and anticipate that the average selling prices and gross margins for our products may decrease over product life cycles. We may not be successful in developing and introducing on a timely basis new products with enhanced features and services that can be sold at higher gross margins.

WE WILL RELY ON STRATEGIC RELATIONSHIPS TO PROMOTE OUR SERVICES AND IF WE FAIL TO DEVELOP, MAINTAIN OR ENHANCE THESE RELATIONSHIPS, OUR ABILITY TO SERVE OUR CUSTOMERS AND DEVELOP NEW SERVICES AND APPLICATIONS COULD BE HARMED.

Our ability to provide our products to ecommerce businesses depends significantly on our ability to develop, maintain or enhance our strategic relationships with these potential customers. In the beginning of operations, there will be a marketing challenge for Big Clix. The Company and identity will be newly formed; therefore, the company will be relatively unknown in the marketplace. Although the founder has significant experience and many contacts within the mobile entertainment industry, he has worked mainly as a consultant during the course of his career. Therefore, Big Clix won't benefit from immediate name recognition.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no materially adverse competitive conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the potential net proceeds and the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

                      IF 25% OF      IF 50% OF      IF 75% OF     IF 100% OF
                     SHARES SOLD    SHARES SOLD    SHARES SOLD    SHARES SOLD
                     -----------    -----------    -----------    -----------
NET PROCEEDS FROM
THIS OFFERING           $2,500        $10,000        $17,500        $25,000

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The net proceeds in the table above assume $5,000 in costs associated with this offering.

The funds raised through this offering will be used to complete the business and marketing plan. If less than the maximum offering funds are raised, the proceeds will first be used for essential business operations such as SEC filings with the remaining amount allocated to completing the business and marketing plan. The following outlines the Company's key objectives in priority order and cost if less than all of the shares are sold:

75% of the shares are sold:

   o Hire marketing/business resource to complete the business requirements of the product software platform ($6,000)

   o  Complete the financial model including proformas ($4,000)

   o  Hire technical resource to design technical requirements ($6,000)


50% of the shares are sold:

   o Hire marketing/business resource to complete the business requirements of the product software platform ($6,000)

   o  Complete the financial model including proformas ($4,000)


25% of the shares are sold:

   o Hire marketing/business resource to commence (but not complete) the business requirements of the product software platform ($2,500)

The company does not anticipate using any of the offering proceeds for product development.

                        DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Big Clix and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on June 18, 2010. The company's sole officer and director paid $0.00075 per share, a difference of $0.00925 per share lower than the share price in this offering.

                 DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

This table represents a comparison of the prices paid by purchasers of the Common Stock in this offering and the individual who received shares in Big Clix Corp. previously:

                                             If 25% of    If 50% of    If 75% of    If 100% of
                                            Shares Sold  Shares Sold  Shares Sold  Shares Sold
                                            -----------  -----------  -----------  -----------
Book value per share before offering .....  $    0.0003  $    0.0003  $    0.0003  $    0.0003

Book value per share after offering ......  $    0.0007  $    0.0012  $    0.0017  $    0.0022

Net increase to original shareholders ....  $    0.0004  $    0.0009  $    0.0014  $    0.0019

Decrease in investment to new shareholders  $    0.0093  $    0.0088  $    0.0083  $    0.0078

Dilution to new shareholders .............          93%          88%          83%          78%

Table is gross figures, does not account for expenses

                          THE OFFERING BY THE COMPANY

Big Clix is registering 3,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. If and when we become effective with the SEC, we plan to develop a trading market. In order to do so, we have to retain an authorized OTC Bulletin Board market maker. If we are successful in securing a market maker, they will file Form 211 with FINRA (Financial Industry Regulatory Authority). If FINRA approves the Company's 211, our stock will be quoted on the OTCBB.

There can be no assurances that we will be able to retain an authorized OTC BB market maker and furthermore, there are no assurances that we will be approved by FINRA. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become effective for sale to investors. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Mr. Patrick Yore, owns 12,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 3,000,000 common shares. The price per share is $0.01.

In the event the company receives payment for the sale of their shares, Big Clix will receive all of the proceeds from such sales. Big Clix is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Mr. Yore our executive officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude at the earlier of (i) when all 3,000,000 shares of common stock have been sold, or
(ii) 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within ninety (90) days from this initial effective date of this registration.

In connection with his selling efforts in the offering, Mr. Yore will not register as broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Patrick Yore is not subject to any statutory disqualification, as that term is defined in
Section 3(a)(39) of the Exchange Act. Patrick Yore will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Yore is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Yore will continue to primarily perform substantial duties for us or on our behalf. Mr. Yore has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or
(iii).

12,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 3,000,000 shares of its common stock at the price of $0.01 per share. The Company will sell the securities in $500 increments.

Big Clix will receive all proceeds from the sale of the shares by the company. The price per share is $0.01. However, Big Clix common stock may never be quoted on the OTCBB or listed on any exchange.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

   - Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

   - Contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

   - Contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

   -  Contains a toll-free number for inquiries on disciplinary actions;

   - Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

   - Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

   -  The bid and offer quotations for the penny stock;

   - The compensation of the broker-dealer and its salesperson in the transaction;

   - The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

   - Monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

The company's shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions, at an offering price that is fixed at $0.01 per share.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Big Clix will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                               LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

Company Summary

Big Clix, Inc. is a development stage company and was incorporated in Florida on June 18, 2010. Big Clix will develop software and systems to create, target, deliver and measure effectiveness of dynamic mobile advertising across the entire campaign lifecycle. The Company believes to be successful in the market, we must provide customers our products and services in two options (i) license the software to allow them to run the platform themselves and provide customers development services to assist them in creating, managing, and measuring their advertising campaign or (ii) outsource the advertising campaign to Big Clix. Over time, the Company believes that customers will outsource advertising campaigns as long as they can obtain reports that demonstrate the effectiveness of the campaign. Any campaigns managed by Big Clix will require that the mobile user opt-in for the advertising to avoid unwanted email messages. The opt-in requirement will provide the Company prior approval from the mobile user to distribute advertising to their mobile device. The Company believes this strategy is critical to ensure compliance with the Controlling the Assault of Non-Solicited Pornography and Marketing Act (CAN-SPAM).

The Big Clix unified, streamlined system will combine and coordinate all aspects of administering a mobile advertising campaign in the nascent and utterly fragmented mobile advertising space. There is a large void available for a platform to create, target, deliver and provide analytics (ex. click-throughs by messages sent, view activity based on location, tracking effectiveness by region, frequency of click-throughs, etc.) for mobile ads including video that engage and move consumers to action.

The platform software that we plan to develop will allow customers to conduct mobile marketing campaigns and advertising. The software will enable the user to create the specific campaign or marketing messages for the mobile audience. Since the landscape on a mobile phone is much less than a computer or TV, the messages must be crafted in an unique way to deliver the message(s) in a very small format. Once the campaign is created, the software will allow the user to select the target audience by category (age, sex, location, etc). Once selected, the software will allow the user to initiate the campaign. The software will track the actions by the audience by impressions, click-throughs, or other user defined metrics. The software will provide the user full reporting on a real time basis of the entire campaign including full analytics for review.

On the services, the Company will provide a full suite of services for customers to outsource the marketing and advertising campaigns. The Company would run and manage the campaign and provider the customer real time access and full reporting including analytics on the campaign.

The Big Clix system will improve campaign performance and return on investment by constant analysis and quantification of all aspects of the information flow in real time. The quantification includes the number of times a user views the ad, clicks on the ad (click-through) and buys the product.

As audiences move toward more content-rich mobile services a strategic shift will take place. Companies of all shapes and sizes as well as governments and local authorities will start integrating mobile into their overall approach, rather than simply launching a few mobile initiatives.

In light of the huge success of the iPhone App Store, companies and agencies are racing to innovate and develop compelling iPhone applications for branding and other marketing purposes. This is being repeated and is growing exponentially into other platforms such as Blackberry, Android, Palm, etc.

Over the next twelve (12) months, the Company has three primary phases: (i) business and marketing plan, (ii) development, and (iii) deployment to generate revenues.

Phase I: Planning

The Company will use the proceeds from this offering to complete the business and marketing plans. The Company plans to complete this effort within two to three months after this offering. The Company will hire two resources to complete the plan, one (1) marketing/business and one (1) technical. The marketing resource will complete the platform's business and financial requirements and outline the design of the user interface of the platform. This effort is expected to cost $10,000-12,000. The technical resource will design the technical specifications and requirements of the platform. This is expected to cost $8,000-10,000.

Afterwards, the Company will need to secure additional capital to fund the development and deployment of the Company's products and services. The Company plans to raise this additional capital through another equity offering.

Phase II: Development

The development phase is expected to last between six (6) and (9) months. The Company will develop the product platform which is expected to cost approximately $100,000. The primary expenses will be the human resources, four in total, to develop the platform. There will be one (1) marketing/functional resource conduct all user testing to ensure the platform is easy to use, accurate, and comprehensive with the advertising analytics. This resource is expected to cost $18,000. The three (3) technical resources (software programmer, device programmer, and project manager) will develop, code, and test the platform. The project manager will oversee the entire effort and is expected to cost $30,000. The software programmer will design and code the platform software which is expected to cost $22,000. The device programmer will design and code the device oriented software for the various mobile devices (ex. iPhone, Blackberry, and other smartphones) and is expected to cost $30,000. All of the development resources will be part time contractors. The Company does not have any written or oral agreement with any independent contractors. The Company CEO, Patrick Yore, has existing contacts in the industry for both marketing and technical resources.

Phase III: Deployment

The deployment phase will be to market the product and services to potential customers and to start generating revenue. The Company believes there are two pricing models to sell our product and services, (i) time and materials, and
(ii) value based pricing. The Company will start with time and materials based pricing which will be our cost of the product license and services plus a margin of at least ten (10) percent. The product license price will be determined by the number of users. The license cost will be $50 per user, up to 1,000 users, $40 per user up to 5,000, and $30 per user above 5,000. The service cost will be billed at $100 per hour plus a 10% margin. The service cost to the Company is $60 to $70 per hour. This will allow us to be aggressive on pricing so that we can build the customer base. Over time, the Company plans to offer value based pricing. This pricing will be based on the value provided to the customer. The Company has not determined the specific calculations for value based pricing for mobile advertising products and services, but believes this type of pricing will be needed to compete in the market.

Mobile advertising is very small in revenue dollars compared to traditional advertising. The Company must be competitive in pricing its products and services. The Company believes that mobile advertising will continue to gain more importance to customers than traditional print, radio, and Internet because of the one to one target advertising capability, and therefore the Company believes it will be able to charge higher rates than traditional advertising. The specific costs to provide these products and services to customers are unknown because it will be dependent on each client's advertising campaign and service needs.

Market Analysis Summary

There is a large void available for a platform to create, target, deliver and provide analytics for rich media mobile ads which audio and video to engage and move consumers to action. The Big Clix system will improve campaign performance and return on investment by constant analysis and quantification of all aspects of the information flow in real time.

Big Clix has developed the following business strategy to address the mobile advertising market opportunity:

   o Focus initially on the Consumer Products and Entertainment Sectors to develop a solid client base and following

   o Establish first mover advantage in each market before addressing new markets

   o Cross market in the Food and Beverage and Entertainment Sectors to build relationships with Center of Influences (for example, soft drink makes & movie studios)

   o Focus on organic growth initially while building strategic alliances with market dominant players (e.g., Apple, Microsoft, Google, Yahoo, ATT, Verizon, Sprint)

   o Develop strategic alliances and third party relationships to significantly increase the potential to generate revenue, while providing quality client service and support

   o Become the de facto standard for advertising solutions in the mobile device industry

Big Clix is aggressively pursuing its strategy with software, services and Internet applications in development of a modular advertisement system that uses a building block approach to create, deliver and quantize effective ads that meet mobile advertising best practices and technology compliance. In order to effectively execute its rapid growth strategy, Big Clix is initially focused on markets in California and New York.

Product Definition

Big Clix intends to develop a software platform to create, target, deliver and measure effectiveness of dynamic mobile advertising across the entire campaign lifecycle. A unified, streamlined system to combine and coordinate all aspects of administering a mobile advertising campaign will be a game changer in the nascent and utterly fragmented mobile advertising space.

The system will feature a web-based administration and development panel that uses modular building blocks defined by industry standards on a per device level. The system will not only help in the programming and functionality aspects of developing effective mobile ad campaigns, it will enable the user to easily create custom advertisements. The backend system will interconnect with a secure database that passes information to and from the users account through any popular web browser interface. Mobile application versions of the software for campaign monitoring and assessment is also planned.

The Big Clix Platform will offer ...

   - Modular ad creative building system that uses a building block approach to create effective ads that meet mobile advertising best practices and technology compliance.

   -  Ability to create and target custom audiences at scale.

   -  Improve campaign performance and return on investment.

   - Targeting tools to access to the broadest possible reach at the best possible price.

   - Contextual and behavioral consumer ad targeting: We intend to enable advertisers to dynamically insert advertising impressions in all forms of mobile communication and content, including wireless access protocol (WAP) sites, video and music, messaging (both SMS & MMS), applications and games. Our ad serving platform will be designed to facilitate the launch of advertising campaigns for brand-building, direct response and lead generation.

Types of mobile communications Big Clix will systemize:

Text-Based Content : Currently, most text alerts are served without ads leaving a huge opportunity.

Interactive Video Ads : Offer a greater rich media experience due to the use of audio and video for brands combining the emotion of TV ads with the interactivity of Web.

Location-based Advertising (LBA): an extremely targetable medium, allows for a new type of brand and community engagement. LBA uses the mobile device to determine the location of the user. The system targets and send relevant ads based on the user's location to the user. For example, if the user is walking past a bank, the system would send a promotional item (ex. a loan offer) from the bank to the user. This type of advertising delivers measurability, accountability, return on investment. Coupled with enablers like location based application programming interfaces (APIs), payments, and couponing, this value proposition proves powerful in enabling transactions.

In-App Advertisements : Deliver ads within mobile apps that are targeted to the demographics of the user in specific apps such as Games, News, Social Media, etc.

Mobile Browser Ads: Delivery of ads optimized for the mobile browser experience.

Sales and Fulfillment Strategies

DIRECT SALES : Big Clix, Inc. will utilize a consultative approach to selling by focusing on developing the client's understanding and recognition of the value of Big Clix services, and Big Clix ability to deliver that value. Big Clix will have a direct sales force that will be dedicated to marketing and selling services to clients seeking Mobile Web Advertising solutions. Big Clix expects to rapidly grow the sales force in both California and New York. The sales team will identify prospects, develop opportunities, close sales, and manage client relationships.

INDIRECT SALES / PARTNERSHIPS : Big Clix, Inc. will develop partnerships with various market leaders in the industry in order to expand the distribution channel for its products and services. Market leaders are traditionally the top tier global adverting companies like WPP Group, Publicis, and Omnicom Group, and focus across all industries. Big Clix will also work with strategic technology companies like value added resellers (VAR), original equipment manufacturers
(OEM), and consulting companies focused on the advertising industry to sell their services. The Company will hire business development professionals to identify, structure and manage these relationships with each strategic partner.

COMPETITION : With potentially numerous competitors in Mobile Advertising, it is imperative that Big Clix develops a unique strategy and branding play. As a result, Big Clix intends to create significant competitive advantages, and assembled a seasoned and highly motivated management team with the requisite skill sets to capitalize on the substantial market opportunity. The key factor to build a customer base and generate revenue will be the fulfillment and delivery of our product and services. This effort will be managed by the principal of the business. The real core value is the combination of hard work, attention to detail and a strong sense of service.

THE MARKET

The market opportunity for Big Clix is very large. According to Forrester Research, as audiences move toward more content-rich mobile services a strategic shift will take place. Companies of all shapes and sizes as well as governments and local authorities will start integrating mobile into their overall approach, rather than simply launching a few mobile initiatives.

In light of the huge success of the iPhone App Store, companies and agencies are racing to innovate and develop compelling iPhone applications for branding and other marketing purposes. This is being repeated and is growing exponentially into other platforms such as Blackberry, Android, Palm, etc.

         o The U.S. Mobile Web Will Reach Nearly 100M Unique Users Per Month in 2010 and in 2009, the U.S. mobile Web grew at an average rate of 2% month over month, according to Nielsen. At this rate, combined with the accelerated adoption of smartphones and mobile-specific sites, the mobile Web will reach more than one-half of the consumers on the wired Web.[1]

         o In 2010, 50% of campaigns will direct users to a mobile site and 35-40% to a custom mobile application promoting their products and services via Apple, RIM, Android and other application storefronts.[1]

         o Advertisers, who previously relied on more traditional advertising channels, will increasingly allocate portions of their media spend to mobile. More than 25% of brands anticipate spending greater than $5M on mobile advertising in 2010, up from 12.5% spending more than $5M in 2009.[1]

         o Consumers will increase their average browsing time from the 4:40 (min:sec) average in 2009 to the 5:30 range, and average page views will increase from approximately 105 to 120 pages per month. Relevancy becomes even more critical to engage these consumers. Advertisers will be increasingly drawn to mobile's unique opportunity to reach and engage consumers with immediate and location-specific content.[1]

         o According to Deloitte's 24th Annual Holiday Survey, of the "mobile shoppers" identified in their survey: 55% said they will use their mobile device to find store locations, 45% to research prices, 40% to find product information, 32% to find discounts and coupons and 25% to make purchases.[1]

         o In 2009 alone, the U.S. mobile Web grew from ~57M users to ~72M users in one year.[2]

         o Mobile marketing nearly $560 million in 2010, and growing to $1.2 billion by 2014.[3]

         o RIM states that mobile advertising would reach $20 billion by 2012 (which would be larger than search marketing, represent more than half of all interactive spend and almost half the size of direct mail).[3]

         o Japan, the most advanced mobile market worldwide. According to Dentsu, the leading interactive marketing agency in Japan, total mobile marketing and advertising expenditure in Japan in 2009 was (Y)103.1 billion ($1.14 billion).[4]

         o One in four US interactive marketers is currently using mobile, and nearly half of these (47%) will increase mobile spending this year. Even with marketers using a wide variety of tactics, three out of four consumers with mobile phones have yet to see an ad.[5]

         o The iPhone/iPod Touch audience alone has 85 million devices sold. Apple CEO Steve Jobs is aiming for 1 billion ad impressions a day with their new iAd service.[6]

Source:

[1] Millennial Media Inc. "Top ten predictions of 2010 for mobile advertising"

[2] Millennial Media Inc. "U.S. Scorecard for Mobile Advertising Reach and
    Targeting (S.M.A.R.T.TM)"

[3] Forrester/Jupiter Research, Forrester.com : "Is mobile really *that* big a deal?"

[4] Forrester/Jupiter Research, Forrester.com : "Mobile Advertising: Apple,
    Google, And The Mobile Operators"

[5] Forrester/Jupiter Research, Forrester.com : "Best Practices: Mobile
    Marketing"

[6] Forrester/Jupiter Research, Forrester.com : "Raising The Bar on Mobile
    Advertising: Apple's OS 4"

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

WE ARE A DEVELOPMENT STAGE COMPANY ORGANIZED TO DEVELOP MOBILE ADVERTISING SERVICES

We have not yet generated or realized any mobile advertising revenues from business operations. Our auditors have issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our service to ecommerce customers. Accordingly, we must raise cash from sources other than revenues generated from the proceeds of loans we undertake.

From inception to June 30, 2010, the company's business operations have primarily been focused on developing our business plan and market research.

             LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

THERE IS NO HISTORICAL FINANCIAL INFORMATION ABOUT US UPON WHICH TO BASE AN EVALUATION OF OUR PERFORMANCE. BIGCLIX, INC. WAS INCORPORATED IN THE STATE OF FLORIDA ON JUNE 18, 2010; WE ARE A DEVELOPMENT STAGE COMPANY THE COMPANY WILL DESIGN, DEVELOP, AND MARKET MOBILE ADVERTISING PRODUCTS AND SERVICES. WE HAVE NOT GENERATED ANY REVENUES FROM OUR OPERATIONS. WE CANNOT GUARANTEE WE WILL BE SUCCESSFUL IN OUR BUSINESS OPERATIONS. OUR BUSINESS IS SUBJECT TO RISKS INHERENT IN THE ESTABLISHMENT OF A NEW BUSINESS ENTERPRISE, INCLUDING THE FINANCIAL RISKS ASSOCIATED WITH THE LIMITED CAPITAL RESOURCES CURRENTLY AVAILABLE TO US FOR THE IMPLEMENTATION OF OUR BUSINESS STRATEGIES (SEE "RISK FACTORS"). TO BECOME PROFITABLE AND COMPETITIVE, WE MUST DEVELOP THE BUSINESS AND MARKETING PLAN, EXECUTE THE PLAN AND ESTABLISH SALES AND CO-DEVELOPMENT RELATIONSHIPS WITH CUSTOMERS AND PARTNERS.

PLAN OF OPERATION

Over the 12 month period starting upon the effective date of this registration statement, the Company must raise capital in order to complete the Business and Marketing Plan and to commence its execution. The Company anticipates that the business and marketing plan will be completed within two to three months after the offering is completed. After the business and marketing plan are completed, the company plans on using consultants and contractors to commence the product development strategy. During the initial implementation of our development strategy, the Company intends to hire independent consultants, and contractors to develop, prototype, various components of product platform. The Company expects product development to last between six (6) and nine (9) months.

Since inception to June 30, 2010, Big Clix has incurred a total of $4,400 on start-up costs. The Company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock to its officers. The Company does not have any contractual arrangement with Mr. Patrick Yore to fund the Company on an on-going basis for either operating capital or a loan. The CEO may elect to fund the Company as he did initially, however there are no assurances that he will in the future.

The Company incurred expenditures of $3,500 for audit services, $800 for California tax, and $100 for general administrative costs. Since inception, the majority of the company's time has been spent refining its business plan and conducting industry research, and preparing for a primary financial offering.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. For the period ended June 30, 2010, Big Clix Corp. issued 12,000,000 shares of common stock to our sole officer and director for cash proceeds of $8,000 and $1,000 of stock subscriptions receivable at $0.00075 per share.

We anticipate needing a $150,000 in order to execute our business plan over the next twelve (12) months, which includes completing the business plan (estimated at $25,000), completing the product platform and services including prototypes, and identifying the necessary resources to implement our plan. We anticipate the work will require four part time resources for marketing, product design and technical work that will cost approximately $25,000 each. The balance of $25,000 for general working capital purposes, including accounting, legal, travel, and entertainment. However, the available cash is not sufficient to allow us to commence full execution of our business plan. Based on our success of raising additional capital over the next twelve (12) months, we anticipate employing various consultants and contractors to commence the development strategy for the product prototypes. Until the Business and Marketing plan are completed, we are not able to quantify with any certainty any planned capital expenditures including the hiring of consultants and contractors. The only planned capital expenditure is the public company costs. As of June 30, 2010, the Company has no firm commitments for any capital expenditures.

Our business expansion will require additional capital resources that may be funded through the issuance of common stock or debt. We anticipate that the Company will seek this financing from individual investors.

Through June 30, 2010, we have incurred a total of $4,400 in general and administration expenses including $3,500 in professional fees.

To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until a minimum of $250,000 in funding is obtained or until we have achieved $250,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.

Given our low monthly cash flow requirement and the compensation arrangement with our sole officer, management believes that, while our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations until sufficient financial resources are available, we believe we will be able to meet our obligations for at least the next twelve months.

In the early stages of our company, we will need cash for completing the business and marketing plans. We anticipate that during the first year, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $150,000 on such endeavors. If we are unable to raise the funds partially through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues.

The Company has entered into no contractual commitment agreements.

MANAGEMENT

OFFICERS AND DIRECTORS

Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one
(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

Name and Address      Age      Position(s)
----------------      ---      -----------
Patrick Yore          40       President, Secretary/Treasurer, Principal
                               Executive Officer Principal Financial Officer, and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee, a Nominating Committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. Our sole director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

   o understands generally accepted accounting principles and financial statements,

   o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

   o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

   o  understands internal controls over financial reporting, and

   o  understands audit committee functions.

Our Board of Directors is comprised of an individual who was integral to our formation and who is involved in our day to day operations. While we would prefer our director be an audit committee financial expert, the individual who has been key to our development has professional background in finance or accounting. As with most small, early stage companies, until such time as our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. When we expand our board membership in future periods to include additional independent directors, we will establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                      CODE OF BUSINESS CONDUCT AND ETHICS

In June 2010 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

   o  honest and ethical conduct,

   o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

   o  compliance with applicable laws, rules and regulations,

   o  the prompt reporting violation of the code, and

   o  accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this Form S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to www.sec.gov and looking at the attachments to this Form S-1.

                      BACKGROUND OF OFFICERS AND DIRECTORS

Mr. Patrick Yore, PRESIDENT, CEO, DIRECTOR, SECRETARY/TREASURER

RESUME

Mr. Yore embodies over 18 years of professional advertising and media experience. After graduation from Michigan State University in 1992, he was then made Director of Advertising for Ala Carte Entertainment, a Chicago-based company specializing in events, dining, live music and nightlife through 1995. From 1997 till 2000, he worked for RD/FOX Advertising, an ad agency located in SOMA San Francisco. From Jan 2001 till Mar 2007, Mr. Yore then joined and took a position in-house as Marketing Director for Financial Interactive, a customer relationship management (CRM) software provider to the financial industry. While at Financial Interactive, he started BrainBlaze Advertising in May 2005 to provide high quality marketing communications services. BrainBlaze develops and provides technology-driven advertising campaigns for ecommerce companies. Brainblaze continues to operate today and is Mr. Yore's only other business interest.

Mr. Yore has over nine year experience in early stage advertising, mobile and Internet technology companies. He has experience leading teams in strategic planning, product development, technical deployment, and overall management. He brings strong talent, skills, and experience to the board of the Company.

None of the businesses are the parent, subsidiary, or an affiliate of Big Clix.

CONFLICTS OF INTEREST

Although we do not foresee a direct conflict of interest with our sole officer and director, there is a possibility that a conflict could arise between the Company and BrainBlaze. The Company provides advertising solutions only for mobile users. BrainBlaze provides advertising solutions for ecommerce companies to market on the Internet (ex. websites only). In the event of a conflict of interest, Mr. Yore will evaluate the conflict based on the type of advertising business (website vs. mobile) and allocate the business accordingly. For example, if the customer wants advertising on the web only, this business will be allocated to BrainBlaze. If the opportunity includes both website and mobile advertising, Mr. Yore will allocate the business according to the revenue generated by the website to BrainBlaze and mobile to the Company. For example, if the opportunity is 40% mobile, then 40% of the revenues will be allocated to the Company.

                             EXECUTIVE COMPENSATION

Patrick Yore will not be taking any compensation until the Company has raised $250,000 in working capital or has sales in excess of $250,000.

SUMMARY OF COMPENSATION

We did not pay any salaries in 2010. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of any officer or director other than as described herein.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning cash and certain other compensation we paid to our Chief Executive Officer for the fiscal period ending June 30, 2010.

                                                                                      NON-
                                                                     NON-EQUITY    QUALIFIED
                                                                     INCENTIVE     DEFERRED
                                                 STOCK     OPTION       PLAN      COMPENSATION   ALL OTHER
NAME &                   FISCAL  SALARY  BONUS  AWARD(S)  AWARD(S)  COMPENSATION    EARNINGS    COMPENSATION  TOTAL
PRINCIPAL POSITION        YEAR     ($)    ($)     ($)        ($)        ($)           ($)            ($)       ($)
-----------------------  ------  ------  -----  --------  --------  ------------  ------------  ------------  -----
Patrick Yore              2010      0      -        -         -          -             -              -         0
Chief Executive Officer

                                                       NUMBER OF     PERCENTAGE
TITLE OF CLASS           NAME                        SHARES OWNED   OF SHARES(1)
----------------------   -----------------           ------------   ------------
Shares Of Common Stock   Patrick Yore (2)             12,000,000        100%
                         12D School Street
                         Fairfax, CA 94930
__________________
(1) Based on 12,000,000 shares outstanding as of June 30, 2010.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Yore is the only "parent" and "promoter" of the company.

We have no employment agreements with our sole Executive Officer and Director. We will not pay compensation to Directors for attendance at meetings. We will reimburse the Directors for reasonable expenses incurred during the course of their performance.

DIRECTOR COMPENSATION

Mr. Yore the sole member of our Board of Directors is also our executive officer. We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans including options and SARs that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, Big Clix has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the Company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of their position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, we must indemnify him or his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                                       NUMBER OF     PERCENTAGE
TITLE OF CLASS           NAME                        SHARES OWNED   OF SHARES(1)
----------------------   -----------------           ------------   ------------
Shares of Common Stock   Patrick Yore (2)             12,000,000        100%
                         12D School Street
                         Fairfax, CA 94930
__________________
(1) Based on 12,000,000 shares outstanding as of June 30, 2010.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, Mr. Yore is the only "parent" and "promoter" of the company.

For the period ended June 30, 2010, a total of 12,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 3,000,000 of its common shares, in addition to the 12,000,000 shares currently issued and outstanding. The price per share is $0.01 (please see "Plan of Distribution" below).

The 12,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended, June 30, 2010. We issued a total of 12,000,000 common shares for consideration of $9,000, which was accounted for as a purchase of common stock.

                           DESCRIPTION OF SECURITIES

In the event the company receives payment for the sale of their shares, Big Clix will receive all of the proceeds from such sales. Big Clix is bearing all expenses in connection with the registration of the shares of the Company.

COMMON STOCK

The authorized common stock is three hundred million (300,000,000) shares with a par value of $.0001 for an aggregate par value of thirty thousand dollars ($30,000).

   * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, and assuming all 3,000,000 shares being offered are sold, present stockholders will own approximately 80% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                   REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Big Clix will act as its own transfer agent.

                               STOCK OPTION PLAN

The Board of Directors of Big Clix has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Big Clix may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                 LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                                    EXPERTS

Our financial statements have been audited for the period ending June 30, 2010 by Conner & Associates, PC as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Big Clix Corp.
Fairfax, California

We have audited the accompanying balance sheet of Big Clix Corp. ("a Development Stage Enterprise") (the "Company") as of June 30, 2010, and the related statements of operations, stockholder's equity and cash flows for the period from June 18, 2010 (inception) to June 30, 2010. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.

Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2010, and the results of its operations and its cash flows for the period from June 18, 2010 (inception) to June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 & 6 to the financial statements, the Company is in the development stage. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, and ultimately achieve profitable operations from the development of its planned business. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Conner & Associates, PC
CONNER & ASSOCIATES, PC
Newtown, Pennsylvania
22 July 2010

                                 BIG CLIX CORP.
                        (A Development Stage Enterprise)
                                 BALANCE SHEET
                                 JUNE 30, 2010
________________________________________________________________________________

                                     ASSETS
                                     ------

Current assets
--------------
   Cash and cash equivalents ......................................   $   8,000
                                                                      ---------

Total assets ......................................................   $   8,000
                                                                      =========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
                      ------------------------------------

Current liabilities
-------------------
   Accounts payable and accrued expenses ..........................   $   4,400
                                                                      ---------

Total liabilities .................................................       4,400
                                                                      ---------

Commitment and contingencies ......................................           -
                                                                      ---------

Stockholder's equity
--------------------
   Authorized:
     300,000,000 common shares, $0.0001 par value
   Issued and outstanding shares:
     12,000,000 common shares .....................................       1,200
   Additional paid-in capital .....................................       7,800
   Stock subscription receivable ..................................      (1,000)
   Deficit accumulated during the development stage ...............      (4,400)
                                                                      ---------

Total stockholder's equity ........................................       3,600
                                                                      ---------

Total liabilities and stockholder's equity ........................   $   8,000
                                                                      =========

           The accompanying notes should be read in conjunction with
                            the financial statements

                                 BIG CLIX CORP.
                        (A Development Stage Enterprise)
                            STATEMENT OF OPERATIONS
         For the period from June 18, 2010 (inception) to June 30, 2010
________________________________________________________________________________


Net sales ......................................................   $          -
                                                                   ------------

Cost of sales ..................................................              -
                                                                   ------------

Gross profit ...................................................              -
                                                                   ------------

General & administrative .......................................            900
Legal and professional fees ....................................          3,500
                                                                   ------------
Total expenses .................................................          4,400
                                                                   ------------

Income (loss) from operations ..................................         (4,400)
                                                                   ------------

Provision for income taxes .....................................              -
                                                                   ------------

Net (loss) .....................................................   $     (4,400)
                                                                   ============

Weighted average number of common shares outstanding
(basic and fully diluted) ......................................     12,000,000
                                                                   ------------

Basic and diluted (loss) per common share ......................            Nil
                                                                   ============

Nil = <$.01

           The accompanying notes should be read in conjunction with
                            the financial statements

                                         BIG CLIX CORP.
                                (A Development Stage Enterprise)
                          STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                    For the period June 18, 2010 (Inception) to June 30, 2010
_________________________________________________________________________________________________
                                                                         Deficit
                                                                       Accumulated
                                             Additional     Stock      During the
                            Common Stock      Paid-In    Subscription  Development  Stockholder's
                           Shares    Amount   Capital     Receivable      Stage        Equity
                         ----------  ------  ----------  ------------  -----------  -------------
Balance - June 18, 2010
 (Inception) ..........           -  $    -  $        -  $         -   $        -   $          -
                         ----------  ------  ----------  -----------   ----------   ------------

Common shares issued to
 Founder for cash at
 $0.0075 per share
 (par value $0.0001)
 on 6/18/2010 .........  12,000,000   1,200       7,800       (1,000)           -          8,000

Net (loss) ............           -       -           -            -       (4,400)        (4,400)
                         ----------  ------  ----------  -----------   ----------   ------------

Balance, June 30, 2010   12,000,000  $1,200  $    7,800  $    (1,000)  $   (4,400)  $      3,600
                         ==========  ======  ==========  ===========   ==========   ============

       The accompanying notes should be read in conjunction with the financial statements

                                               F-4

                                 BIG CLIX CORP.
                        (A Development Stage Enterprise)
                            STATEMENT OF CASH FLOWS
         For the period from June 18, 2010 (inception) to June 30, 2010
________________________________________________________________________________

Cash flows from operating activities
Net (loss) ......................................................   $    (4,400)

Adjustments to reconcile net (loss) to net
  cash used in operating activities:
Increase (decrease) in accounts payable .........................         4,400
                                                                    -----------

Net cash (used in) operating activities .........................             -
                                                                    -----------

Cash flows from financing activities
Proceeds from issuance of common stock ..........................         8,000
                                                                    -----------
Net cash provided by financing activities .......................         8,000
                                                                    -----------

Net increase in cash and cash equivalents .......................         8,000

Cash - beginning of period ......................................             -
                                                                    -----------

Cash - end of period ............................................   $     8,000
                                                                    ===========

Supplemental disclosure of cash flow information:
 Taxes paid .....................................................             -
 Interest paid ..................................................   $         -
                                                                    ===========

           The accompanying notes should be read in conjunction with
                            the financial statements

                                 BIG CLIX CORP.
                        (A Development Stage Enterprise)
                         NOTES TO FINANCIAL STATEMENTS
                   JUNE 18, 2010 (INCEPTION) TO JUNE 30, 2010

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Big Clix Corp. (the "Company") is a development stage company, incorporated in the State of Florida on June 18, 2010. The Company intends to offer software and systems to create, target, deliver and measure effectiveness of dynamic mobile advertising across the entire campaign lifecycle. The Company will also provide start to finish mobile advertising campaign development services.

The Company's management has chosen June 30th for its fiscal year end.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Presentation
---------------------

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP) for financial information and in accordance with the Securities and Exchange Commission's Regulation S-X. They reflect all adjustments which are, in the opinion of the Company's management, necessary for a fair presentation of the financial position and operating results as of and for the period June 18, 2010 (date of inception) to June 30, 2010.

Accounting Basis
----------------

The Company is currently a development stage enterprise reporting under the provisions of Accounting Standards Codification ("ASC") 915, Development Stage Entity. These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents are reported in the balance sheet at cost, which approximates fair value. For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

Fair Value of Financial Instruments
-----------------------------------

The fair value of cash and cash equivalents and accounts payable approximates the carrying amount of these financial instruments due to their short maturity.

                                 BIG CLIX CORP.
                        (A Development Stage Enterprise)
                         NOTES TO FINANCIAL STATEMENTS
                   JUNE 18, 2010 (INCEPTION) TO JUNE 30, 2010

Earnings (Loss) per Share
-------------------------

The Company adopted ASC 260, Earnings per Share. Basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding for the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends
---------

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown, and none are contemplated in the near future.

Income Taxes
------------

The Company adopted ASC 740, Income Taxes, at its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of June 30, 2010.

Advertising
-----------

The Company will expense advertising as incurred. The advertising since inception has been zero.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                 BIG CLIX CORP.
                        (A Development Stage Enterprise)
                         NOTES TO FINANCIAL STATEMENTS
                   JUNE 18, 2010 (INCEPTION) TO JUNE 30, 2010

Revenue and Cost Recognition
----------------------------

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Related Parties
---------------

Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

Property
--------

The Company does not own any real estate or other properties. The Company's office is located at 12 D School Street, Fairfax, CA 94930.

Recently Issued Accounting Pronouncements
-----------------------------------------

In June 2009, the Financial Accounting Standards Board ("FASB") issued SFAS No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162," ("SFAS 168"). SFAS 168 establishes the FASB Accounting Standards Codification ("Codification") as the source of authoritative generally accepted accounting principles ("GAAP") for nongovernmental entities. The Codification does not change GAAP. Instead, it takes the thousands of individual pronouncements that currently comprise GAAP and reorganizes them into approximately ninety accounting topics, and displays all topics using a consistent structure. Contents in each topic are further organized first by subtopic, then section and finally paragraph. The paragraph level is the only level that contains substantive content. Citing particular content in the Codification involves specifying the unique numeric path to the content through the topic, subtopic, section and paragraph structure. FASB suggests that all citations begin with "FASB ASC," where ASC stands for Accounting Standards Codification. Changes to the ASC subsequent to June 30, 2009 are referred to as Accounting Standards Updates ("ASU").

In conjunction with the issuance of SFAS 168, the FASB also issued its first Accounting Standards Update No. 2009-1, "Topic 105 -Generally Accepted Accounting Principles" ("ASU 2009-1") which includes SFAS 168 in its entirety as a transition to the ASC.

ASU 2009-1 is effective for interim and annual periods ending after September 15, 2009 and will not have an impact on the Company's financial position or results of operations but will change the referencing system for accounting standards.

As of June 30, 2010, all citations to the various SFAS' have been eliminated and will be replaced with FASB ASC as suggested by the FASB in future interim and annual financial statements.

                                 BIG CLIX CORP.
                        (A Development Stage Enterprise)
                         NOTES TO FINANCIAL STATEMENTS
                   JUNE 18, 2010 (INCEPTION) TO JUNE 30, 2010

As of June 30, 2010, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

The Company has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

NOTE 3. INCOME TAXES

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC Topic 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.

The Company utilizes the asset and liability method for financial reporting of income taxes. Deferred tax assets and liabilities are determined based on temporary differences between financial reporting and the tax basis of assets and liabilities, and are measured by applying enacted rates and laws to taxable years in which such differences are expected to be recovered or settled. Any changes in tax rates or laws are recognized in the period when such changes are enacted.

As of June 30, 2010, the Company has $1,716 in gross deferred tax assets resulting from net operating loss carry-forwards. A valuation allowance has been recorded to fully offset these deferred tax assets because the Company's management believer future realization of the related income tax benefits is uncertain. Accordingly, the net provision for income taxes is zero for the period June 18, 2010 (inception) to June 30, 2010. As of June 30, 2010, the Company has federal net operating loss carry forwards of approximately $4,400 available to offset future taxable income through 2030. The difference between the tax provision at the statutory federal income tax rate on June 30, 2010 and the tax provision attributable to loss before income taxes is as follows:

                                                      For the period
                                                      June 18, 2010
                                                   (inception) through
                                                      June 30, 2010
                                                   -------------------

         Statutory federal income taxes ........                 34.0%
         State taxes, net of federal benefits ..                  5.0%
         Valuation allowance ...................                -39.0%
                                                   -------------------
         Income tax rate .......................                     -
                                                   ===================

The Company has not filed income tax returns since the date of inception.

                                 BIG CLIX CORP.
                        (A Development Stage Enterprise)
                         NOTES TO FINANCIAL STATEMENTS
                   JUNE 18, 2010 (INCEPTION) TO JUNE 30, 2010

As of June 30, 2010, the Company had estimated net loss carry forwards of approximately $4,400 which expires through its tax year ending 2030. Utilization of these net operating loss carry forwards may be limited in accordance with IRCD Section 382 in the event of certain shifts in ownership.

NOTE 4. STOCKHOLDERS' EQUITY

Preferred Stock
---------------

As of June 30, 2010, the Company did not have any preferred stock authorized, issued nor outstanding.

Common Stock
------------

On June 18, 2010, the Company issued 12,000,000 of its $0.0001 par value common stock for $8,000 cash and $1,000 in a stock subscription receivable to the founder of the Company. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

As of June 30, 2010, there are 300,000,000 Common Shares at $0.0001 par value authorized with 12,000,000 issued and outstanding.

NOTE 5. RELATED PARTY TRANSACTIONS

As of June 30, 2010, the sole officer and sole director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. GOING CONCERN

As of June 30, 2010, the accompanying audited financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the period June 18, 2010 (date of inception) through June 30, 2010 the Company has had a net loss of $4,400 consisting of SEC audit fees, California state taxes, and incorporation fees for the Company to initiate its SEC reporting requirements.

As of June 30, 2010, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying audited financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

                                 BIG CLIX CORP.
                        (A Development Stage Enterprise)
                         NOTES TO FINANCIAL STATEMENTS
                   JUNE 18, 2010 (INCEPTION) TO JUNE 30, 2010

NOTE 7. CONCENTRATION OF RISKS

Cash Balances
-------------

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). All other deposit accounts at FDIC-insured institutions were insured up to at least $250,000 per depositor until December 31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, returned to $100,000 per depositor. The Company had no deposits in excess of insured amounts as of June 30, 2010.

NOTE 8. SUBSEQUENT EVENTS

In July 2010, $1,000 cash was received from the founder of the Company as payment in full of the stock subscription receivable.

As of July 29, 2010, the date the audited financial statements were available to be issued, there are no other subsequent events that are required to be recorded or disclosed in the accompanying financial statements as of and for the period ended June 30, 2010.

              PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

                  SEC Filing Fee and Printing ..   $ 1,000 *
                  Accounting Fees ..............   $ 3,500
                  Legal ........................   $   500
                                                   -------
                       TOTAL ...................   $ 5,000
                                                   -------
                  * estimate

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Florida Business Corporation Act, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Florida law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Florida law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Florida Business Corporation Act. We are not, however, required to indemnify any director or officer in connection with any
(a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or his duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares

Big Clix Corp. is authorized to issue up to 300,000,000 shares of common stock with a par value of $0.0001. For the period ended June 30, 2010, we had issued 12,000,000 common shares to our sole officer and director for a total consideration of $9,000. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

Big Clix Corp. is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, Big Clix Corp. has sold the following securities which were not registered under the Securities Act of 1933, as amended:

For the period ended June 30, 2010, Big Clix Corp. issued 12,000,000 shares of common stock to the sole officer and director for cash proceeds of $8,000 and $1,000 stock subscription receivable at 0.00075 per share.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------
3.1           Articles of Incorporation of Big Clix Corp.*

3.2           Bylaws of Big Clix Corp.*

4.1           Specimen Stock Certificate of Big Clix Corp.*

5.1           Opinion of Counsel.*

14.1          Code of Business Conduct and Ethics.*

23.1          Consent of Accountants.**

23.2          Consent of Counsel.*

99.1          Subscription Documents and Procedure of Big Clix Corp.*
________________

* Previously filed
** Filed herewith

(B) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1 Articles of Incorporation of Big Clix Corp.

EXHIBIT 3.2 Bylaws of Big Clix Corp.

EXHIBIT 4.1 Specimen Stock Certificate of Big Clix Corp.

EXHIBIT 5.1 Opinion of Counsel.

EXHIBIT 14.1 Code of Business Conduct and Ethics.

EXHIBIT 23.1 Consent of Accountants

EXHIBIT 23.2 Consent of Counsel.

EXHIBIT 99.1 Subscription Documents and Procedure of Big Clix Corp.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      i. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of California on November 3, 2010.

Big Clix Corp.

/s/ Patrick Yore
----------------
Patrick Yore
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick Yore, as his true and lawful attorney-in-fact and agent with full power of substitution and restitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated.

/s/ Patrick Yore                         November 3, 2010
----------------
Patrick Yore
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer